Exhibit 17.1

                                                  M Kelleway Mortgage Architects
                                    21495 Exeter Avenue, Maple Ridge, BC V4R 2K3
                               T 604 476 0053 F 1866 683 6788 www.mtgitright.com
                                                              ------------------

October 2, 2008

Robert Dinning
Apolo Gold & Energy Inc.
c/o 12-1900 Indian River Crescent
North Vancouver, BC V7G 2R1

RE:  RESIGNATION AS DIRECTOR

Dear Bob,

As discussed by phone yesterday, here is my resignation as a director of Apolo Gold & Energy Inc.

For the record, I have also attached my previous invoice dated February 5, 2007, for Which I have not been paid in cash or kind.

Please let me know if there is any change to the incorporation of Apolo Gold & Energy Inc.

Thank you for your continued attention to the management of the above mentioned company.

Best regards,

/s/ GLEN KELLEWAY
-----------------
Glen Kelleway, BSc, AMP
Senior Mortgage Planner
Kelleway Mortgage Architects

c:  Dennis Brovarone